As filed with the Securities and Exchange Commission on November 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	58-2336689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Five Concourse Parkway

Suite 300

Atlanta, Georgia 30328

(770) 828-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. McCamey

Chief Financial Officer

Five Concourse Parkway

Suite 300

Atlanta, Georgia 30328

(770) 828-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Davis Fancher

Troutman Pepper Locke LLP

600 Peachtree Street, N.E., Suite 3000

Atlanta, Georgia 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☒
Non-accelerated filer ☐
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

PROSPECTUS

$1,000,000,000

ATLANTICUS HOLDINGS CORPORATION

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Depositary Shares

Debt Securities

Rights

Units

This prospectus relates to common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $1,000,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We also may describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale also will be disclosed in a prospectus supplement.

Our common stock trades on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “ATLC.” The last reported sale price of our common stock on the Nasdaq on November 9, 2026 was $81.12 per share.

Investing in our securities involves significant risks. You should review carefully the “RISK FACTORS” on page 2 of this prospectus and in the applicable prospectus supplement as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

ABOUT ATLANTICUS HOLDINGS CORPORATION	1

RISK FACTORS	2

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	2

USE OF PROCEEDS	2

THE SECURITIES WE MAY OFFER	3

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	3

DESCRIPTION OF WARRANTS	15

DESCRIPTION OF PURCHASE CONTRACTS	16

DESCRIPTION OF DEPOSITARY SHARES	16

DESCRIPTION OF DEBT SECURITIES	19

DESCRIPTION OF RIGHTS	27

DESCRIPTION OF UNITS	27

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS AND GEORGIA LAW	29

PLAN OF DISTRIBUTION	30

LEGAL MATTERS	33

EXPERTS	33

WHERE YOU CAN FIND MORE INFORMATION	33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	33

You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the Securities and Exchange Commission for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration statement, we may sell common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units from time to time in one or more offerings up to a total public offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities and the offering. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and the prospectus supplement, together with the additional information referenced under “Where You Can Find More Information.”

ABOUT ATLANTICUS HOLDINGS CORPORATION

Atlanticus is a financial technology company powering more inclusive financial solutions for Everyday Americans. We leverage data, analytics, and innovative technology to unlock access to financial solutions for the millions of Americans who would otherwise be underserved. By facilitating appropriately priced consumer credit and financial service alternatives with value-added features and benefits curated for the unique needs of these consumers, we endeavor to empower better financial outcomes for Everyday Americans. We provide technology and other support services to lenders who offer an array of financial products and services to consumers. Both private label and general purpose card products are originated by our bank partners through multiple channels, including retail and healthcare point-of-sale locations, direct mail solicitation, digital marketing and partnerships with third parties. The services of our bank partners are often extended to consumers who may not have access to financing options with larger financial institutions. Our flexible technology solutions allow our bank partners to integrate our paperless process and instant decisioning platform with the existing infrastructure of participating retailers, healthcare providers and other service providers. Using our technology and proprietary predictive analytics, lenders can make instant credit decisions utilizing hundreds of inputs from multiple sources and thereby offer credit to consumers overlooked by many providers of financing which focus exclusively on consumers with higher FICO scores. Atlanticus’ decisioning platform is enhanced by machine learning, enabling lenders to make fast, sound decisions when it matters most.

We are principally engaged in providing products and services to lenders in the U.S. for which these lenders pay us a fee and in most circumstances, the lenders are then obligated to sell us the receivables they generate from these products and services. We acquire these receivables for the principal amount of the loan. We compensate our bank partners monthly for the regulatory oversight they provide associated with our acquired receivables, the underlying accounts of which they continue to own and service, and also based on variable levels of the underlying performance of the acquired receivables. From time to time, we also purchase receivables portfolios from third parties other than our bank partners.

Our principal executive offices are located at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 828-2000. Our internet address is www.atlanticus.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review and consider the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. This prospectus and documents incorporated by reference in this prospectus contain forward-looking statements. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements reflect the views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative and similar statements of a future or forward-looking nature may identify forward-looking statements. These forward-looking statements address matters that involve risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in these statements. These factors include, among others, those set forth in the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in the other documents that we file with the SEC. There also are other factors that we may not describe, generally because we currently do not perceive them to be material, potentially causing actual results to differ materially from our expectations.

We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, including, without limitation, repaying debt, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We also will include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, depositary shares, debt securities or units;

●	purchase contracts;

●	depositary shares;

●	debt securities;

●	rights to purchase common stock, preferred stock, warrants, depositary shares or debt securities; or

●	units comprised of common stock, preferred stock, warrants, purchase contracts, depositary shares and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $1,000,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

Atlanticus is incorporated in the State of Georgia. The rights of our shareholders are generally governed by Georgia law and our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”).

The following summary highlights selected information regarding our capital stock. It may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the Georgia Business Corporation Code (the “GBCC”), and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.” For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

Our authorized capital stock consists of 150,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. On November 3, 2026, we had 15,347,773 shares of common stock outstanding and 4,015,022 shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share, and in general, a majority of our issued and outstanding shares of common stock is sufficient to authorize action upon all matters submitted for a vote. Directors are elected by a plurality of the votes cast at the annual meeting of the shareholders, and our shareholders do not have the right to cumulate their votes in the election of directors. This means that the holders of a majority of the votes represented by the common stock can elect all of the directors then standing for election.

Dividends. The holders of our outstanding shares of common stock are entitled to receive dividends and other distributions legally available therefor in amounts as our board of directors may determine from time to time, subject to preferential dividend rights of any outstanding preferred stock, including the Series A Convertible Preferred Stock and the Series B Preferred Stock. Funds for our dividends generally will be provided through dividends and distributions from our subsidiaries. All of our shares of common stock are entitled to participate ratably with respect to dividends or other distributions. For more information regarding the dividend preference of our preferred stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Dividends” and “—Preferred Stock—Series B Preferred Stock—Dividends” below.

Preemptive Rights. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights and are not entitled to the benefit of any sinking fund.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution, subject to the prior rights of preferred stock, including the Series A Convertible Preferred Stock and Series B Preferred Stock, outstanding. For more information regarding the liquidation preference of our preferred stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Liquidation Preference” and “—Preferred Stock—Series B Preferred Stock—Liquidation Preference” below.

Shareholder Action by Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

Listing of Common Stock. Our common stock is listed on Nasdaq under the symbol “ATLC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Series A Convertible Preferred Stock

On December 27, 2019, we issued 400,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”). The Articles of Amendment Establishing Cumulative Convertible Preferred Stock, Series A (the “Series A Articles of Amendment”) established the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Convertible Preferred Stock. The following summary highlights selected information regarding the Series A Convertible Preferred Stock. It may not contain all of the information that may be important to you. The summary is qualified by reference to the Series A Articles of Amendment. To access a copy of the Series A Articles of Amendment, see “Where You Can Find More Information.”

Liquidation Preference. The Series A Convertible Preferred Stock ranks (i) senior in liquidation to all existing and future classes of common stock and (ii) pari passu or senior to all existing and future classes of preferred stock. The per share liquidation preference of the Series A Convertible Preferred Stock is $100.

Dividends. The holders of the Series A Convertible Preferred Stock are entitled to receive, out of funds legally available therefor, dividends at the rate of 6.0% per year, cumulative, non-compounding, on the liquidation preference of $100 per share. The dividends on the Series A Convertible Preferred Stock are payable in preference and priority to any payment of any cash dividends on common stock.

Redemption. The Series A Convertible Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series A Convertible Preferred Stock at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends. At the request of a majority of the holders of the Series A Convertible Preferred Stock, we will offer to redeem all of the Series A Convertible Preferred Stock at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends, at the option of the holders thereof.

Conversion. Upon the election by the holders of a majority of the Series A Convertible Preferred Stock, each share of the Series A Convertible Preferred Stock is convertible into the number of shares of common stock as is determined by dividing (i) the sum of (a) $100 and (b) any accumulated and unpaid dividends on such share by (ii) an initial conversion price equal to $10 per share, subject to certain adjustment in certain circumstances to prevent dilution.

Anti-Dilution Rights. If we issue shares of common stock or securities convertible or exercisable for common stock, subject to certain exceptions, for consideration per share less than the applicable conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such issuance, the conversion price of the Series A Convertible Preferred Stock will be reduced pursuant to a weighted average formula provided in the Series A Articles of Amendment.

Voting Rights. Except for approval of adverse changes to the terms of the Series A Convertible Preferred Stock, approval of sale of all or substantially all of our assets, and triggering redemption or conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock have no voting rights except as required by law.

Series B Preferred Stock

In June and July 2021, we issued an aggregate of 3,188,533 shares of 7.625% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”). Since the initial issuances and through November 3, 2026, we have issued 426,489 additional shares of Series B Preferred Stock pursuant to an “at-the-market” offering program. We may issue additional shares of Series B Preferred Stock in the future. The Amended and Restated Articles of Amendment Establishing the 7.625% Series B Cumulative Perpetual Preferred Stock (the “Series B Articles of Amendment”) established the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series B Preferred Stock. The following summary highlights selected information regarding the Series B Preferred Stock. It may not contain all of the information that may be important to you. The summary is qualified by reference to the Series B Articles of Amendment. To access a copy of the Series B Articles of Amendment, see “Where You Can Find More Information.”

Dividends. Holders of Series B Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.90625 per share each year, which is equivalent to 7.625% of the $25.00 liquidation preference per share.

Dividends on the Series B Preferred Stock accumulate and are payable quarterly in arrears on or about the 15th day of March, June, September, and December; provided that if any dividend payment date is not a business day, as defined in the Series B Articles of Amendment, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. We refer to each such date as a Dividend Payment Date.

Any dividend, including any dividend payable on the Series B Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series B Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series B Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●

the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, are payable in respect of any dividend payment or payments on the Series B Preferred Stock, which may be in arrears, and holders of the Series B Preferred Stock are not entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and (ii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any other stock that ranks on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series B Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series B Preferred Stock and all stock that ranks on parity with the Series B Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series B Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series B Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock are entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series B Preferred Stock rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series B Preferred Stock.

Optional Redemption. The Series B Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series B Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

In the event we elect to redeem Series B Preferred Stock, notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment; and

●	that dividends on the shares of Series B Preferred Stock will cease to accumulate on the day prior to the Redemption Date.

On or after the Redemption Date, each holder of Series B Preferred Stock to be redeemed that holds a certificate other than through The Depository Trust Company book entry described below must present and surrender the certificates evidencing the shares of Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the shares designated for redemption in the notice will cease to accumulate;

●

all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

●	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Special Optional Redemption. During any period of time that both (i) the Series B Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (the “NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right described above), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption, no fewer than 30 days nor more than 60 days before the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of our Series B Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed;

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment;

●

that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●

that the holders will not be able to convert such shares of Series B Preferred Stock to which the notice relates in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the day prior to the redemption date.

A “Change of Control” is when the following have occurred and are continuing:

●

the acquisition by any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of Atlanticus entitling that person to exercise more than 50% of the total voting power of all shares of Atlanticus entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), provided that with respect to David G. Hanna, Frank J. Hanna, III, their respective spouses or entities controlled by them, their respective spouses or established for the benefit of them, their descendants, their spouses or charities, or Atlanticus’ employee benefit plans, references to 50% of the total voting power of all shares of Atlanticus entitled to vote generally in elections of directors shall be deemed references to 80%; and

●

immediately following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each record holder of Series B Preferred Stock will also specify the number of shares of Series B Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the Series B Preferred Stock and all other rights of the holders of those shares of Series B Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares of Series B Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series B Preferred Stock.

Conversion Rights. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

●	1.29702 (i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holders of Series B Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●

that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert the Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series B Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of Series B Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

●	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series B Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, evidencing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series B Preferred Stock held in global form, comply with the applicable procedures of The Depository Trust Company. The conversion notice must state:

●

the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our Board of Directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn shares of Series B Preferred Stock;

●	if certificated shares of Series B Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

The Series B Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights. Except as described below, holders of Series B Preferred Stock generally have no voting rights. In any matter in which the Series B Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote.

If dividends on the Series B Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series B Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series B Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●

authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●

amend, alter or repeal the provisions of our Articles of Incorporation or the Series B Articles of Amendment, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series B Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock:

●

any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series B Preferred Stock; or

●

the amendment, alteration or repeal or change of any provision of our Articles of Incorporation, including the Series B Articles of Amendment, as a result of a merger, consolidation, reorganization or other business combination, if the Series B Preferred Stock (or shares into which the Series B Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption. The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Listing. The Series B Preferred Stock is listed on Nasdaq under the symbol “ATLCP.”

Transfer Agent and Registrar. The transfer agent and registrar for our Series B Preferred Stock is Equiniti Trust Company, LLC.

Additional Authorized Preferred Stock

We may issue up to 5,984,978 shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Our board of directors is authorized to determine the terms for each series of preferred stock. The prospectus supplement relating to any preferred stock that we offer will include specific terms of the preferred stock and the offering, including, to the extent applicable, the following:

●	the offering price at which we will issue the preferred stock;

●	whether that series of preferred stock will be entitled to receive dividends;

●	the dividend rate (or method for determining the rate);

●	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

●	the liquidation preference of that series of preferred stock, if any;

●	the conversion or exchange provisions applicable to that series of preferred stock, if any;

●	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

●	the voting rights of that series of preferred stock, if any; and

●	the terms of any other preferences, rights, qualifications, limitations or restrictions, if any, applicable to that series of preferred stock.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

When issued, the preferred stock will be fully paid and nonassessable. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests. For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. The prospectus supplement relating to any warrants that we offer will include specific terms of the warrants, any warrant agreement and the offering, including, to the extent applicable, the following:

●	the offering price and aggregate number of warrants offered;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●

the number of shares of common stock, preferred stock or depositary shares or the amount of debt securities or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The prospectus supplement relating to any purchase contracts that we offer will include specific terms of the purchase contracts and the offering, including, to the extent applicable, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplement relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We also will pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Atlanticus Holdings Corporation, a Georgia corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under the indenture, dated as of November 22, 2021, as supplemented (the “indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “trustee”). We have summarized select portions of the indenture below. This summary may not contain all of the information that is important to you. The indenture has been filed as an exhibit to the registration statement. To access a copy of the indenture, see “Where You Can Find More Information.” Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:

●	the title and type of the debt securities;

●	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	a discussion of certain U.S. federal income tax considerations; and

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

●	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

●	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

●

failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●

default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series (other than a covenant breach which is specifically dealt with elsewhere in the indenture) and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

●

certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

●	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

●	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

●

all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indenture.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●

We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●

We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

●	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

●

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●

to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the debt securities of any series;

●	to establish the form or forms or terms of the debt securities as permitted by the indenture;

●

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

●	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any debt securities of such series;

●	reduces the principal amount of any debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any debt securities of such series;

●	reduces the amount payable upon the redemption of any debt securities of such series;

●	changes the currency of payment of principal of or interest on any debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives a default in the payment of principal of or interest on the debt securities;

●

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

●

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

●

reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee or its affiliates in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, warrants, depositary shares, or debt securities to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms of the rights and the offering, including, to the extent applicable, the following:

●	the date of determining the security holders entitled to the rights distribution;

●

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or the amount of warrants or debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering; and

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock, preferred stock or depositary shares or amount of warrants or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, warrants, purchase contracts, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we offer will include specific terms of the units and the offering, including, to the extent applicable, the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant, purchase contract, depositary share or debt securities included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

AND GEORGIA LAW

The following is a summary of certain anti-takeover provisions of our Articles of Incorporation and Bylaws and Georgia law. These provisions could make the acquisition of our company more difficult by means of a tender or exchange offer, a proxy contest or otherwise. The following summary may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the GBCC, and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.”

Special Meetings of Shareholders

Special meetings of shareholders may be called by shareholders only upon the written demand of holders of at least 25% of our outstanding capital stock.

Advance Notice of Director Nominations and Shareholder Proposals

Our Bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a shareholder wishes to make at an annual meeting of shareholders. Generally, a shareholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices no earlier than 120 days and no later than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that an annual meeting of shareholders is called for a date that is not within 60 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

Blank Check Preferred Stock

As discussed above, our board of directors is authorized pursuant to our Articles of Incorporation to establish one or more additional series of preferred stock without shareholder approval. We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities may be listed or traded.

Anti-Takeover Provisions of the GBCC

The GBCC restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with “interested shareholders” that are summarized below. The restrictions imposed by these statutes do not apply to a corporation unless it elects to be governed by these statutes. Although we have not elected to be covered by such restrictions, we may do so in the future.

The Georgia business combination statute (the “Business Combination Statute”) regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an “interested shareholder” of the corporation, unless either (i) the transaction resulting in such acquiror becoming an “interested shareholder” or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an “interested shareholder,” or (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an “interested shareholder.” For purposes of the Business Combination Statute, an “interested shareholder” generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The Business Combination Statute prohibits business combinations with an unapproved “interested shareholder” for a period of five years after the date on which such person became an “interested shareholder.” The Business Combination Statute is broad in its scope and is designed to inhibit unfriendly acquisitions.

The Georgia fair price statute (the “Fair Price Statute”) prohibits certain business combinations between a Georgia business corporation and an “interested shareholder” unless (i) certain “fair price” criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” or (iv) the “interested shareholder” has been such for at least three years and has not increased this ownership position in such three-year period by more than 1% in any twelve-month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or (v) through a combination of any of these methods. In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information:

●	the type and amount of securities we are offering;

●	the terms of the offering;

●	any securities exchanges on which the securities may be listed;

●	the names of any underwriters, agents or dealers;

●	the name or names of any managing underwriter or underwriters;

●	the method of distribution of the securities we are offering;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Troutman Pepper Locke LLP, 600 Peachtree Street, N.E., Suite 3000, Atlanta, Georgia 30308-2216. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of the Company incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document may not include all of the information that is important to you and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents are also available, free of charge, on our Internet website, www.atlanticus.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus, or in any document incorporated by reference in this prospectus regarding the contents of any document, are qualified in their entirety by reference to that document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this prospectus documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 (as filed on March 12, 2026);

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A (as filed on April 10, 2026);

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 (as filed on May 7, 2026), June 30, 2026 (as filed on August 6, 2026) and September 30, 2026 (as filed on November 5, 2026);

●	Our Current Reports on Form 8-K filed on May 13, 2026; September 17, 2026 and October 6, 2026; and

●

The description of our common stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on March 4, 2024), including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to the termination of the offering of the securities to which this prospectus relates. These documents include reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Atlanticus Holdings Corporation

Attn: Secretary

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Telephone: (770) 828-2000

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Depositary Shares

Debt Securities

Rights

Units

Prospectus

                , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table provides the various expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$32,621
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*    Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of the offerings, and accordingly cannot be estimated at this time.

Item 15.         Indemnification of Directors and Officers.

The Georgia Business Corporation Code (the “GBCC”) permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director for: (i) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful corporate distributions; or (iv) any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws).

The GBCC further provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as it may indemnify a director.

Our articles of incorporation (the “Articles of Incorporation”) exonerate our directors from monetary liability to the extent permitted by this statutory provision. Our Articles of Incorporation and our bylaws (the “Bylaws”), further provide that we shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of Atlanticus Holdings Corporation), by reason of the fact that such person is or was a director or officer of Atlanticus Holdings Corporation, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Atlanticus Holdings Corporation (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC.

In addition, the Bylaws provide that we will advance to our directors, and may advance to our officers, reasonable expenses of any such proceeding; provided that, such person furnishes us with (i) a written affirmation of such person’s good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding any provision of our Articles of Incorporation or Bylaws to the contrary, the GBCC provides that we shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to Atlanticus Holdings Corporation or is subjected to injunctive relief in favor of Atlanticus Holdings Corporation: (i) for any appropriation, in violation of his or her duties, of any business opportunity of Atlanticus Holdings Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and (iv) for any transaction from which the director or officer received an improper personal benefit.

We also maintain a directors’ and officers’ liability insurance policy that insures our directors and officers against such liabilities as are customarily covered by such policies.

Item 16.         Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
3.1	Amended and Restated Articles of Incorporation of Atlanticus Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed on November 8, 2022).
3.1(a)	Articles of Amendment Establishing Cumulative Convertible Preferred Stock, Series A (included as Exhibit B to Exhibit 3.1 hereto).
3.1(b)	Amended and Restated Articles of Amendment Establishing the 7.625% Series B Cumulative Perpetual Preferred Stock (included as Exhibit C to Exhibit 3.1 hereto).
3.2	Amended and Restated Bylaws of Atlanticus Holdings Corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on May 16, 2017).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form 10-K filed on March 30, 2016).
4.2	Certificate of Designations for Preferred Stock.*
4.3	Form of Preferred Stock Certificate.*
4.4

Indenture, dated as of November 22, 2021, by and between Atlanticus Holdings Corporation, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on November 22, 2021).

4.5	Form of Warrant Agreement.*
4.6	Form of Warrant Certificate.*
4.7	Form of Purchase Contract.*
4.8	Form of Depositary Receipt for Depositary Shares.*
4.9	Form of Depositary Agreement for Depositary Shares.*
4.10	Form of Rights Agent Agreement or Subscription Agent Agreement.*
4.11	Form of Rights Certificate.*
4.12	Form of Unit Agreement.*
4.13	Form of Unit Certificate.*
5.1	Opinion of Troutman Pepper Locke LLP.**
23.1	Consent of Troutman Pepper Locke LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Deloitte & Touche LLP.**
24	Power of attorney (included on signature page to the registration statement).
25	Form T-1 – Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association under the Indenture filed as Exhibit 4.4.**
107	Filing Fee Table.**

*

To be filed, as applicable, by amendment to this Form S-3 Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference in connection with an offering of securities.

**	Filed herewith.

Item 17.         Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 10, 2026.

ATLANTICUS HOLDINGS CORPORATION

By:	/s/ Jeffrey A. Howard
Name: Jeffrey A. Howard
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rosalind T. Drakeford and William R. McCamey, each as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 10, 2026.

Signature	Title

/s/ Jeffrey A. Howard	President, Chief Executive Officer and Director (Principal Executive Officer)
Jeffrey A. Howard

/s/ William R. McCamey	Chief Financial Officer (Principal Financial Officer)
William R. McCamey

/s/ Mitchell C. Saunders	Chief Accounting Officer (Principal Accounting Officer)
Mitchell C. Saunders

/s/ David G. Hanna	Executive Chairman of the Board
David G. Hanna

/s/ Brinkley Dickerson	Director
Brinkley Dickerson

/s/ Denise M. Harrod	Director
Denise M. Harrod

/s/ Dennis H. James, Jr.	Director
Dennis H. James, Jr.

/s/ Joann G. Jones	Director
Joann G. Jones

/s/ Blake Paulson	Director
Blake Paulson